Exhibit 10.2
STOCK SUBSCRIPTION AGREEMENT
This STOCK SUBSCRIPTION AGREEMENT, dated as of February 3, 2009 (the “Agreement”), is by and among NBC Acquisition Corp., a Delaware corporation (the “Company”), and NBC Holdings Corp., a Delaware corporation (the “Investor”).
WHEREAS, the Company desires to issue and to sell to the Investor, and the Investor desires to subscribe for and to purchase from the Company, certain shares of the Company’s Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).
NOW, THEREFORE, the parties to this Agreement hereby agree as follows:
1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:
“Act” is defined in Section 4.1(a).
“Agreement” is defined in the preamble.
“Amended and Restated Certificate” is defined in Section 2.1.
“Closing” is defined in Section 2.4.
“Closing Date” is defined in Section 2.4.
“Common Stock” means the Company’s common stock, par value $0.001 per share.
“Company” is defined in the preamble.
“Investor” is defined in the preamble.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.
“Purchase Price” is defined in Section 2.3.
“Series A Preferred Stock” is defined in the recitals.
“Shares” is defined in Section 2.2.
2. ISSUANCE OF STOCK TO THE INVESTOR.
2.1 The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as hereinafter defined) the First Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A (the “Amended and Restated Certificate”).

2.2 On or prior to the Closing, the Company shall have authorized the sale and issuance to the Investor of an aggregate 10,000 shares of Series A Preferred Stock (the “Shares”) at a purchase price of $1,000 per Share. The Shares shall have the designations, rights, preferences, privileges, restrictions, qualifications and limitations given such stock as set forth in the Amended and Restated Certificate.
2.3 Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, at the Closing, such number of Shares set forth on the signature page for the Investor for the aggregate purchase price set forth on such signature page (the “Purchase Price”).
2.4 Closing. The Closing (the “Closing”) of the purchase and issuance of the Shares shall take place at the offices of Bingham McCutchen LLP, One Federal Street, Boston MA 02110 at 10:00 a.m., on January 23, 2009 (the “Closing Date”), or at such other time or place mutually agreed upon by the Company and the Investor.
2.5 Payment of Purchase Price. The Investor shall pay the Purchase Price for the Shares (against delivery thereof) to one or more accounts as directed by the Company to the Investor by wire transfer of immediately available funds. On the Closing Date or as soon as practicable thereafter, the Company shall deliver to the Investor certificates representing the Shares issued to the Investor, each such share certificate to be registered in the Investor’s name and bearing the legends set forth or referred to in Section 4.2.
3. THE COMPANY’S REPRESENTATIONS AND WARRANTIES. In order to induce the Investor to enter into this Agreement and to purchase the Shares as described herein, the Company represents and warrants to the Investor as follows:
3.1 Organization and Good Standing. The Company is duly organized and existing in good standing in its jurisdiction of incorporation, is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.
3.2 Authorization. The execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Shares to the Investor hereunder, (a) are within the Company’s corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of or the creation of any lien upon any of the property of the Company or require any consent or approval pursuant to the charter or bylaws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument which has not been obtained.

3.3 Enforceability. This Agreement constitutes a valid, legal and binding obligation of the Company and is enforceable against the Company in accordance with its respective terms.
3.4 Governmental Approvals. The execution, delivery and performance by the Company of this Agreement, and issuance and sale by the Company of the Shares to the Investor hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.
3.5 Capitalization. After giving effect to the transactions contemplated hereby, (i) the total number of shares of all classes of stock which the Corporation shall have authority to issue is 5,020,000 shares consisting of (A) 5,000,000 shares of Common Stock, 554,094 of which are issued and outstanding on the date hereof and (B) 20,000 shares of Series A Preferred Stock, 10,000 of which will be issued and outstanding on the date immediately after giving effect to the transactions contemplated hereby, and (ii) there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company other than as set forth on Schedule 1 hereto.
4. THE INVESTOR’S REPRESENTATIONS AND WARRANTIES. In order to induce the Company to enter into this Agreement and to issue and sell the Shares to the Investor as described herein, the Investor, severally and as to itself, himself or herself only, represents and warrants as follows:
4.1 Investment Representations.
(a) The Investor represents that the Shares are being acquired by the Investor for the Investor’s own account for investment and not with a view to the distribution thereof. The Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the ground that the offer and sale of the Shares to the Investor is exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of the Shares. The Investor understands that the Company’s reliance on such exemption is predicated in part on the representations of the Investor which are contained herein.
(b) The Investor is able to bear the economic risk of its investment in the Shares, and understands that the Investor must bear such risk for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Investor agrees that the Investor will not offer to sell or otherwise transfer any of the Shares except as expressly permitted by this Agreement. The Investor represents it was not formed for the specific purpose of acquiring the Shares and that it is an “accredited investor” (as defined in Rule 501 promulgated under the Act).
(c) The Investor has, or together with the Investor’s advisors (if any) have, such knowledge and experience in financial and business matters, that the Investor is, or together with the Investor’s advisors (if any) are, capable of evaluating the merits and risks of the purchase of the Shares and of making an informed investment decision with respect thereto.

(d) The Investor and the Investor’s advisors (if any) (i) are familiar with the business of the Company and its Subsidiaries, (ii) have been given the opportunity to obtain information and to ask questions of, and to receive answers from, the Company or any person acting on the Investor’s behalf concerning the Company and its Subsidiaries and the terms and conditions of the purchase and sale of the Shares, and (iii) have been provided access to all available information about the Company and its Subsidiaries requested by the Investor.
(e) The Investor has adequate means of providing for the Investor’s current needs and possible contingencies to sustain a complete loss of this investment, and has no need for liquidity of the Investor’s investment in the Shares. The Investor’s total commitment to investments that are not readily marketable is not disproportionate to the Investor’s net worth and will not become disproportionate as a result of the Investor’s investment in the Shares.
4.2 Legend. The Investor agrees that each certificate representing any Shares shall bear a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”
5. AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor purchasing or holding a majority of the Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
6. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
8. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investor and their respective permitted successors and assigns.
9. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.
10. REMEDIES. The Investor will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Investor may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable legal fees and expenses from the other parties to the dispute.
11. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) in the case of the Investor at the address listed for the Investor in the stock records of the Company and (b) in the case of the Company, c/o Nebraska Book Company, Inc., 4700 South 19th Street, Lincoln, NE 68501, Attention: President.
12. GOVERNING LAW. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws (and not the choice-of-law rules) of the State of New York.
13. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Stock Subscription Agreement on the day and year first above written.

COMPANY:

NBC ACQUISITION CORP.

By:	/s/ Alan G. Siemek

Name: Alan G. Siemek
Title: Treasurer

INVESTOR:

NBC HOLDINGS CORP.

By:	/s/ Alan G. Siemek

Name: Alan G. Siemek
Title: Treasurer

Shares: 10,000 Shares of Series A Preferred Stock

Purchase Price: $10,000,000